Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-122492,, 333-122015, 333-117397, 333-116297, 333-120572, 333-119455, 333-113241, 333-111960 and 333-100203 on Form S-8 of our report dated March 29, 2007, relating to the financial statements of Marmion Industries Corp., which appear in this Annual Report on Form 10-KSB of Marmion Industries Corp. for the years ended December 31, 2006 and 2005.

/s/ Sherb & Co., LLP
Certified Public Accountants
New York, New York

March 29, 2007